Exhibit 23.1

The accompanying financial statements give effect to a 1 for 15 reverse split for the common shares of Mitel Networks Corporation, which will take place prior to the effective date of the registration statement. The following consent is in the form which will be furnished by Deloitte & Touche LLP, independent registered chartered accountants, upon completion of the 1 for 15 reverse split of the common shares of Mitel Networks Corporation described in Note 28 to the financial statements and assuming that from July 8, 2009 to the date of such completion no other material events have occurred that would affect the accompanying financial statements or disclosures therein except as described in Note 28.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Ottawa, Canada

March 30, 2010

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-163930 on Form F-1 of our report dated July 8, 2009, except for Note 25, which is as of December 22, 2009 and Note 28, which is as of                 , relating to the financial statements and financial statement schedule of Mitel Networks Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the United States Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements, FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an Amendment of FASB Statement No. 87, 88, 106 and 132(R)) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Independent Registered Chartered Accountants

Licensed Public Accountants

Ottawa, Canada

                                    , 2010